EXHIBIT 11

                         BALDOR ELECTRIC COMPANY AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER COMMON SHARE



                                               THREE MONTHS        SIX MONTHS
                                                   ENDED             ENDED
                                            -----------------   ----------------
                                             July 2    July 3    July 2   July 3
                                               1994      1993      1994     1993

(In thousands, except per share data)

Primary

      Weighted average shares outstanding    18,160    17,815    18,116   17,807

      Dilutive stock options based on the
          treasury stock method using the
          average market price                  839       825       859      784
                                             ------    ------    ------   ------
      Total                                  18,999    18,640    18,975   18,591
                                             ======    ======    ======   ======

Net Earnings                                $ 6,602   $ 5,145  $ 12,280  $ 9,738
                                            =======   =======  ========  =======

Per Share Earnings                            $0.35     $0.27     $0.65    $0.52
                                              =====     =====     =====    =====

Fully Diluted

      Weighted average shares outstanding    18,160    17,815    18,116   17,807

      Dilutive stock options based on the
          treasury stock method using the
          year-end market price, if higher
          than average market price             838       913       838      913
                                             ------    ------    ------   ------
      Total                                  18,998    18,728    18,954   18,720
                                             ======    ======    ======   ======

Net Earnings                               $  6,602   $ 5,145  $ 12,280  $ 9,738
                                           ========   =======  ========  =======

Per Share Earnings                            $0.35     $0.27     $0.65    $0.52
                                              =====     =====     =====    =====